Exhibit 99

Jefferies Reports Fourth Quarter and 2011 Fiscal Year Financial Results

NEW YORK & LONDON--(BUSINESS WIRE)--December 19, 2011--Jefferies Group, Inc. (NYSE: JEF) announced today financial results for its fiscal fourth quarter and fiscal year ended November 30, 2011.

Highlights for the three months ended November 30, 2011 (which include a $12 million after-tax gain relating to debt extinguishment treatment of Jefferies debt positions by our broker-dealer's market-making desk, and $2 million in certain expenses, after tax, as a result of the Bache acquisition), versus the three months ended November 30, 2010:

  Net revenues of $554 million ($534 million excluding the above noted accounting items), versus $680 million
  Net income to Common Shareholders of $48 million ($39 million excluding the above noted accounting items), versus $63 million
  Net earnings per common share of $0.21 ($0.17 excluding the above noted accounting items), versus $0.31
  Investment Banking revenues of $261 million, versus $292 million

Highlights for the fiscal year ended November 30, 2011 (which includes after-tax income of $41 million from the Bache acquisition gain net of certain post-acquisition expenses and the $12 million after-tax gain relating to debt extinguishment treatment of Jefferies' debt positions by our broker-dealer's market-making desk), versus the eleven months ended November 30, 2010:

  Net revenues of $2,549 million ($2,476 million excluding the above noted accounting items), versus $2,192 million
  Net income to Common Shareholders of $285 million ($232 million excluding the above noted accounting items), versus $224 million
  Net earnings per common share of $1.28 ($1.04 excluding the above noted accounting items), versus $1.09
  Investment Banking revenues of $1,123 million, versus $890 million

“We are proud of our 3,851 employee-partners who successfully navigated an extremely challenging fourth quarter that included continuing global volatility compounded by a November filled with a barrage of misinformation about Jefferies. Our firm responded by reducing our total balance sheet by nearly one quarter, decreasing our leverage to 9.9x from 12.9x, maintaining the already high quality of our inventory, and delivering solid profitability,“ commented Richard B. Handler, Chairman and Chief Executive Officer of Jefferies.

"Jefferies is better positioned than ever to serve the needs of our clients across the globe. Competitive and legislative forces continue to evolve in ways that favor our client-focused model. We believe we can continue to add significant value and gain further market share serving our clients' needs for advice, capital, liquidity and execution in the capital markets and strategic transactions," said Brian P. Friedman, Chairman of the Executive Committee of Jefferies.

A conference call with management discussion of these financial results will be held today, December 20, 2011, at 9:00 AM Eastern. Investors and securities industry professionals may access the management discussion by calling 877-710-9938 or 702-928-7183. A one-week replay of the call will also be available at 855-859-2056 or 404-537-3406 (conference ID # 29699238). A live audio webcast and delayed replay can also be accessed at Jefferies.com.

Jefferies Group, Inc. (NYSE: JEF) is the global investment banking firm focused on serving clients for nearly 50 years. The firm is a leader in providing insight, expertise and execution to investors, companies and governments, and provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and commodities, as well as offers select asset and wealth management strategies, in the U.S., Europe and Asia.

-- financial tables follow --

JEFFERIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

			Twelve Months	Eleven Months
	Three Months Ended (14)		Ended	Ended (14)
	Nov 30, 2011	Nov 30, 2010	Nov 30, 2011	Nov 30, 2010
Revenues:
Commissions	$130,619	$118,719	$534,726	$466,246
Principal transactions	36,571	191,385	428,035	509,070
Investment banking	261,298	291,884	1,122,528	890,334
Asset management fees and investment income from managed funds	6,623	4,981	44,125	16,785
Interest	317,485	226,769	1,248,132	852,494
Other	46,144	18,175	152,092	62,417
Total revenues	798,740	851,913	3,529,638	2,797,346
Interest expense	244,757	172,101	980,825	605,096
Net revenues	553,983	679,812	2,548,813	2,192,250
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	(2,561)	14,942	3,622	14,916
Net revenues, less mandatorily redeemable preferred interest	556,544	664,870	2,545,191	2,177,334

Non-interest expenses:
Compensation and benefits	308,137	405,440	1,482,604	1,282,644
Floor brokerage and clearing fees	33,837	26,636	126,313	110,835
Technology and communications	62,377	46,797	215,940	160,987
Occupancy and equipment rental	23,954	18,636	84,951	68,085
Business development	29,397	19,610	93,645	62,015
Professional services	17,868	14,378	66,305	49,080
Other	10,294	9,795	56,099	47,017
Total non-interest expenses	485,864	541,292	2,125,857	1,780,663
Earnings before income taxes	70,680	123,578	419,334	396,671
Income tax expense	25,066	46,126	132,966	156,404
Net earnings	45,614	77,452	286,368	240,267
Net (loss) earnings to noncontrolling interests	(2,772)	14,735	1,750	16,601
Net earnings to common shareholders	$48,386	$62,717	$284,618	$223,666
Earnings per common share:
Basic	$0.21	$0.31	$1.28	$1.10
Diluted	$0.21	$0.31	$1.28	$1.09

Weighted average common shares:
Basic	215,628	194,901	211,056	196,393
Diluted	215,629	199,017	215,171	200,511

Effective tax rate	35%	37%	32%	39%

Jefferies Group, Inc. And Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended (14)
	11/30/2011	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010
Statement of Earnings
Net revenues, less mandatorily redeemable preferred interest	$556,544	$523,953	$722,750	$741,944	$664,870	$519,806

Non-interest expenses:
Compensation and benefits	308,137	299,640	431,936	442,892	405,440	308,797
Non-compensation expenses	177,727	169,075	160,330	136,121	135,852	134,511
Earnings before income taxes	70,680	55,238	130,484	162,931	123,578	76,498
Income tax expense	25,066	1,228	45,784	60,886	46,126	33,873
Net earnings	45,614	54,010	84,700	102,045	77,452	42,625
Net (loss) earnings to noncontrolling interests	(2,772)	(14,265)	4,084	14,704	14,735	(2,129)
Net earnings to common shareholders	$48,386	$68,275	$80,616	$87,341	$62,717	$44,754
Diluted earnings per common share	$0.21	$0.30	$0.36	$0.42	$0.31	$0.22

Financial Ratios
Pretax operating margin	13%	11%	18%	22%	19%	15%
Compensation and benefits / Net revenues	56%	59%	59%	58%	60%	60%
Effective tax rate	35%	2%	35%	37%	37%	44%

Jefferies Group, Inc. And Subsidiaries
Selected Statistical Information
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended (14)
	11/30/2011	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010
Revenues by Source
Equities	$124,305	$126,850	$165,076	$177,358	$155,071	$109,280
Fixed Income	140,651	33,087	223,121	318,097	227,876	161,010
Other	21,106	52,509	-	-	-	-
Total	286,062	212,446	388,197	495,455	382,947	270,290

Equity	26,936	58,629	52,039	49,684	48,369	19,151
Debt	62,090	128,058	131,806	62,967	86,814	77,564
Capital markets	89,026	186,687	183,845	112,651	135,183	96,715
Advisory	172,272	107,063	144,576	126,408	156,701	149,478
Investment banking	261,298	293,750	328,421	239,059	291,884	246,193

Asset management fees and investment (loss)/income from managed funds:
Asset management fees	9,162	3,127	5,019	16,117	6,083	3,996
Investment (loss) / income from managed funds	(2,539)	(41)	5,528	7,751	(1,102)	(3,210)
Total	6,623	3,086	10,547	23,868	4,981	786
Net revenues	553,983	509,282	727,165	758,382	679,812	517,269
Interest on mandatorily redeemable preferred interest of consolidated subsidiaries	(2,561)	(14,671)	4,415	16,438	14,942	(2,537)
Net revenues, less mandatorily redeemable preferred interest	$556,544	$523,953	$722,750	$741,944	$664,870	$519,806

Other Data
Number of trading days	63	65	64	61	63	65
Full time employees (end of period)	3,898	3,842	3,222	3,082	3,084	2,971
Common shares outstanding	197,160	200,314	202,154	177,068	171,694	171,241
Weighted average common shares:
Basic	215,628	218,426	210,751	199,141	194,901	195,601
Diluted	215,629	222,541	214,870	203,257	199,017	195,612

JEFFERIES GROUP, INC. AND SUBSIDIARIES
COMMON SHARES OUTSTANDING AND COMMON SHARES FOR BASIC AND DILUTED EPS CALCULATIONS
(Amounts in Thousands)
(Unaudited)

		November 30, 2011

Common shares outstanding		197,160
Outstanding restricted stock units		23,962
Adjusted shares outstanding		221,122

Note - All share information below for EPS purposes is based upon weighted-average balances for the applicable period.

		Three Months Ended	Twelve Months Ended
		November 30, 2011	November 30, 2011

Shares outstanding (weighted average)	(1)	199,716	192,189
Unearned restricted stock	(2)	(6,761)	(6,232)
Earned restricted stock units	(3)	19,684	21,813
Other issuable shares	(4)	2,989	3,286
Common Shares for Basic EPS		215,628	211,056

Stock options	(5)	1	7
Mandatorily redeemable convertible preferred stock	(6)	-	4,108
Convertible debt	(7)	-	-
Common Shares for Diluted EPS		215,629	215,171

(1) Shares outstanding represents shares issued less shares repurchased in treasury stock. Shares issued includes public and private offerings, earned and unearned restricted stock, distributions related to restricted stock units, deferred compensation plans, employee stock purchase plan and stock option exercises. Shares issued does not include undistributed earned and unearned restricted stock units.

(2) As certain restricted stock is contingent upon a future service condition, unearned shares are removed from shares outstanding in the calculation of basic EPS as Jefferies' obligation to issue these shares remains contingent.

(3) As earned restricted stock units are no longer contingent upon a future service condition and are issuable upon a certain date in the future, earned restricted stock units are added to shares outstanding in the calculation of basic EPS.

(4) Other shares issuable include shares issuable to settle previously granted restricted stock awards and shares issuable under certain deferred compensation plans.

(5) Calculated under the treasury stock method. The treasury stock method assumes the issuance of only a net incremental number of shares as proceeds from issuance are assumed to be used to repurchase shares at the average stock price for the period.

(6) Calculated under the if-converted method. The if-converted method assumes the conversion of convertible securities at the beginning of the period. The conversion of our mandatorily redeemable convertible preferred stock is considered anti-dilutive to our three month EPS results and not included in Diluted EPS shares. If dilutive, the conversion would result in 4,110,128 shares for the three month EPS results.

(7) Represents the potential common shares issuable under the conversion spread (the excess conversion value over the accreted debt value) based on the average stock price for the period.

Jefferies Group, Inc. And Subsidiaries
Financial Highlights
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

	Quarters Ended (14)
	11/30/2011	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010

Net earnings to common shareholders	$48,386	$68,275	$80,616	$87,341	$62,717	$44,754
Basic EPS (1)	$0.21	$0.30	$0.36	$0.42	$0.31	$0.22
Diluted EPS (1)	$0.21	$0.30	$0.36	$0.42	$0.31	$0.22
Effective tax rate	35%	2%	35%	37%	37%	44%

Total assets (in millions) (2)	$34,952	$45,125	$40,967	$40,428	$36,727	$32,672
Average total assets for quarter (in millions) (2)	$50,087	$51,992	$47,207	$42,598	$40,184	$36,475
Cash and cash equivalents (in millions)	$2,394	$2,015	$2,499	$1,164	$2,189	$2,090
Level 3 assets (in millions) (2) (3)	$474	$636	$725	$612	$572	$486
Level 3 assets (in millions) with economic exposure (2)(4)	$428	$567	$533	$402	$368	$370
Level 3 assets - % total assets (2)	1.4%	1.4%	1.8%	1.5%	1.6%	1.5%
Level 3 assets - % total financial instruments owned (2)	2.8%	3.5%	4.1%	3.4%	3.6%	3.4%
Level 3 assets with economic exposure - % total financial instruments owned (2)(4)	2.6%	3.1%	3.0%	2.2%	2.3%	2.6%
Level 3 assets with economic exposure - % common stockholders' equity (2)	13.3%	17.9%	16.8%	15.6%	14.9%	15.9%

Total common stockholders' equity (in millions)	$3,224	$3,175	$3,165	$2,578	$2,478	$2,326
Adjusted common stockholders' equity (in millions) (5)	$3,424	$3,360	$3,347	$2,737	$2,639	$2,469
Common book value per share (6)	$16.35	$15.85	$15.66	$14.56	$14.43	$13.58
Adjusted book value per share (7)	$15.48	$14.90	$14.70	$13.35	$13.17	$12.36
Tangible common book value per share (8)	$14.40	$13.91	$13.83	$12.47	$12.29	$11.44
Adjusted tangible book value per share (7)	$13.74	$13.18	$13.07	$11.55	$11.33	$10.52

Total capital (in millions) (9)	$8,226	$8,206	$8,223	$7,164	$7,031	$6,344
Leverage ratio (2) (10)	9.9	12.9	11.7	13.8	13.1	12.4
Adjusted leverage ratio (2) (11)	9.4	11.9	12.5	14.4	13.2	12.2

Average firmwide VaR (in millions) (12)	$9.47	$10.48	$12.68	$10.51	$6.45	$8.64

Common shares outstanding	197,160	200,314	202,154	177,068	171,694	171,241
Adjusted shares outstanding (13)	221,122	225,453	227,720	205,046	200,429	199,867
Share issued during quarter	2,072	1,824	25,376	7,084	1,888	372
Shares purchased during the quarter	5,135	3,145	158	1,482	1,082	525

Number of employees	3,898	3,842	3,222	3,082	3,084	2,971

Footnotes (14)

(1) The following details the calculation of basic and diluted earnings per share as included in our quarterly and annual reports.

	Quarters Ended
	11/30/2011	8/31/2011	5/31/2011	2/28/2011	11/30/2010	8/31/2010
Earnings for basic earnings per common share:
Net earnings	$45,614	$54,010	$84,700	$102,045	$77,452	$42,625
Net (loss) earnings to noncontrolling interests	(2,772)	(14,265)	4,084	14,704	14,735	(2,129)
Net earnings to common shareholders	48,386	68,275	80,616	87,341	62,717	44,754
Less: Allocation of earnings to participating securities (A)	2,560	3,410	3,756	3,925	2,650	1,674
Net earnings available to common shareholders	$45,826	$64,865	$76,860	$83,416	$60,067	$43,080
Earnings for diluted earnings per common share:
Net earnings	$45,614	$54,010	$84,700	$102,045	$77,452	$42,625
Net (loss) earnings to noncontrolling interests	(2,772)	(14,265)	4,084	14,704	14,735	(2,129)
Net earnings to common shareholders	48,386	68,275	80,616	87,341	62,717	44,754
Add: Convertible preferred stock dividends (B)	-	1,016	1,016	1,016	1,016	-
Less: Allocation of earnings to participating securities (A)	2,560	3,415	3,748	3,907	2,653	1,674
Net earnings available to common shareholders	$45,826	$65,876	$77,884	$84,450	$61,080	$43,080
Weighted Average Common Shares:
Basic	215,628	218,426	210,751	199,141	194,901	195,601
Diluted	215,629	222,541	214,870	203,257	199,017	195,612
Earnings per common share:
Basic	$0.21	$0.30	$0.36	$0.42	$0.31	$0.22
Diluted	$0.21	$0.30	$0.36	$0.42	$0.31	$0.22

(A) Represents dividends declared during the period on participating securities plus an allocation of undistributed earnings to participating securities. Losses are not allocated to participating securities. Participating securities represent restricted stock and restricted stock units for which requisite service has not yet been rendered and amounted to weighted average shares of 11,755,000, 11,239,000, 10,260,000, 9,403,000, 8,599,000 and 7,661,000 for the three months ended November 30, 2011, August 31, 2011, May 31, 2011, February 28, 2011, November 30, 2010 and August 31, 2010, respectively. Dividends declared on participating securities during the three months ended November 30, 2011, August 31, 2011, May 31, 2011, February 28, 2011, November, 30, 2010 and August 31, 2010 amounted to approximately $959,000, $934,000, $794,000, $686,000, $632,000 and $559,000, respectively. Undistributed earnings are allocated to participating securities based upon their right to share in earnings if all earnings for the period had been distributed.

(B) The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for our three-months ended November 30, 2011 and August 31, 2010.

(2) This amount represents a preliminary estimate as of the date of this earnings release and may be revised in our Annual Report on Form 10-K for the year ended November 30, 2011.

(3) Level 3 assets represent those financial instruments classified as such under ASC 820, accounted for at fair value and included within Financial instruments owned. Level 3 assets for which we bear no economic exposure were $46.0 million at November 30, 2011, which is reflective of the portion of our Level 3 assets that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(4) Level 3 assets with economic exposure represents Level 3 assets adjusted for Level 3 assets that are financed by nonrecourse secured financing or attributable to third party or employee noncontrolling interests in certain consolidated entities.

(5) Adjusted common stockholders’ equity (non-GAAP financial measure) represents total common stockholders’ equity plus the unrecognized compensation cost related to nonvested share based awards, i.e. granted restricted stock and restricted stock units which contain future service requirements. As of November 30, 2011, unrecognized compensation cost related to nonvested share based awards was $199.3 million. We believe that adjusted common stockholders’ equity is a meaningful measure as it reflects the current capital outstanding to stockholders, including employee common shareholders, that would be required to be paid out in liquidation.

(6) Common book value per share equals total common stockholders' equity divided by common shares outstanding.

(7) Adjusted book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity divided by adjusted shares outstanding. Adjusted tangible book value per share (non-GAAP financial measure) equals adjusted common stockholders’ equity less goodwill and identifiable intangible assets divided by adjusted common shares outstanding. As of November 30, 2011, goodwill and identifiable intangible assets equals $385.6 million. Previous quarters have been conformed to reflect this calculation. We believe these are meaningful measures as investors often incorporate the dilutive effects of outstanding capital in their valuations.

(8) Tangible common book value per share (non-GAAP financial measure) equals tangible common stockholders' equity divided by common shares outstanding. As of November 30, 2011, tangible common stockholders' equity equals total common stockholders' equity of $3,224.3 million less goodwill and identifiable intangible assets of $385.6 million. We believe that tangible common book value per share and tangible common stockholders' equity is meaningful as a valuation of financial companies are often measured as a multiple of tangible common stockholders' equity making these ratios meaningful for investors.

(9) Total capital includes our long-term debt, mandatorily redeemable convertible preferred stock, mandatorily redeemable preferred interest of consolidated subsidiaries and total stockholders' equity. Long-term debt included in total capitalization at November 30, 2011 is reduced by the amount of debt maturing in less than one year.

(10) Leverage ratio equals total assets divided by total stockholders' equity.

(11) Adjusted leverage ratio (non-GAAP financial measure) equals adjusted assets divided by tangible stockholders' equity. Adjusted assets (non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). As of November 30, 2011, adjusted assets were $29,515.0 million. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(12) VaR is the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at Risk" in Part II, Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in our Transition Report on Form 10-K for the eleven months ended November 30, 2010.

(13) Adjusted shares outstanding equals common shares outstanding plus outstanding restricted stock units.

(14) As indicated in our Transition Report on Form 10-K for the eleven months ended November 30, 2010, we made correcting adjustments to our historical financial statements for the 2010 quarters. For additional information on these adjustments, see Note 1, Organization and Basis of Presentation, and Note 23, Selected Quarterly Financial Data (Unaudited), of the Consolidated Financial Statements of our Transition Report on Form 10-K for the eleven months ended November 30, 2010.

JEFFERIES GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Amounts in Thousands, Except Per Share Amounts)
(Unaudited)

				Three Months Ended					Twelve Months Ended
				(Excluding Debt					(Excluding Debt
		Debt Accounting		Accounting Gain and		Twelve Months	Debt Accounting		Accounting Gain and
	Three Months Ended	Gain and Certain		Certain Bache Items)		Ended	Gain and Certain		Certain Bache Items)
	Nov 30, 2011	Bache Items		Nov 30, 2011		Nov 30, 2011	Bache Items		Nov 30, 2011

Net revenues	$553,983	$20,175	(A)	$533,808		$2,548,813	$72,684	(G)	$2,476,129

Compensation and benefits	308,137	2,721	(B)	305,416		1,482,604	11,785	(H)	1,470,819
Noncompensation expenses	177,727	704	(C)	177,023		643,253	7,826	(I)	635,427

Total non-interest expenses	485,864	3,425		482,439		2,125,857	19,611		2,106,246
Earnings before income taxes	70,680	16,750		53,930		419,334	53,073		366,261
Income tax expense	25,066	6,985	(D)	18,081		132,966	235	(D)	132,731

Net earnings	45,614	9,765		35,849		286,368	52,838		233,530

Net earnings to common shareholders	$48,386	$9,765		38,621		$284,618	$52,838		$231,780
Earnings per common share:
Basic	$0.21	$0.04	(E)	$0.17	(F)	$1.28	$0.23	(E)	$1.04	(F)
Diluted	$0.21	$0.04	(E)	$0.17	(F)	$1.28	$0.23	(E)	$1.04	(F)

Compensation and benefits/Net revenues	55.6%			57.2%		58.2%			59.4%
Effective tax rate	35.5%			33.5%		31.7%			36.2%

FOOTNOTES TO SELECTED FINANCIAL INFORMATION

(A) In accordance with Debt Extinguishment Accounting under ASC 405 and 470, we recorded a gain on debt extinguishment of $20.2 million in Other revenues relating to trading activities in our own long term debt, specifically our 5.125% Senior Notes due 2018 and our 3.875% Convertible Senior Debentures due 2029.

(B) Reflects compensation expense related to the amortization of retention and stock replacement awards granted in connection with the acquisition of the Bache entities.

(C) Reflects the amortization of intangible assets recognized in connection with the acquisition of the Bache entities.

(D) Reflects the net tax expense on the debt accounting gain and Bache related expense items taxed at the total domestic marginal tax rate of 41.7%. The bargain purchase gain of $52.5 million on the acquisition of the Global Commodities Group recognized in the three months ended August 31, 2011, is not a taxable item.

(E) Basic and diluted earnings per share attributed to certain revenue and expense items pertaining to the gain on debt extinguishment and the acquisition of the Bache entities were calculated using weighted average common shares of 215,628 and 215,629, respectively, for the three months ended November 30, 2011 and weighted average common shares of 211,056 and 211,063, respectively, for the twelve months ended November 30, 2011. The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of these calculations.

(F) Basic and diluted earnings per share excluding certain revenue and expense items pertaining to the gain on debt extinguishment and the acquisition of the Bache entities were calculated using weighted average common shares of 215,628 and 215,629, respectively, for the three months ended November 30, 2011 and weighted average common shares of 211,056 and 215,171, respectively, for the twelve months ended November 30, 2011. The conversion of our mandatorily redeemable convertible preferred stock was considered anti-dilutive for purposes of the fourth quarter 2011 calculation.

(G) Includes a gain on debt extinguishment of $20.2 million in the fourth quarter of 2011 and a bargain purchase gain of $52.5 million resulting from the acquisition of the Global Commodities Group from Prudential recorded in Other revenues in the third quarter of 2011.

(H) Includes compensation expense recognized in connection with the acquisition of the Global Commodities Group related to 1) severance costs for certain employees of the acquired Bache entities that were terminated subsequent to the acquisition, 2) the amortization of stock awards granted to former Bache employees as replacement awards for previous Prudential stock awards that were forfeited in the acquisition, 3) bonus costs for employees as a result of the completion of the acquisition and 4) the amortization of retention awards.

(I) Includes the amortization of intangible assets of $0.7 million recognized during the three months ended November 30, 2011 in connection with the acquisition of the Bache entities as well as expenses (primarily professional fees) totaling $7.1 million related to the acquisition and/or integration of the Bache entities within the Jefferies Group, Inc. recorded during the nine months ended August 31, 2011.

CONTACT:
Jefferies Group, Inc.
Peregrine C. Broadbent
Chief Financial Officer
(212) 284-2338